UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 26, 2013
Date of Report (Date of earliest event reported)

DYNAMIC NUTRA ENTERPRISES HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-176587	27-3492854
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 West Olive Avenue Suite 810 Burbank, California	91505
(Address of principal executive offices)	(Zip Code)

(818) 953-7585
Registrant’s telephone number, including area code

4263 Oceanside Boulevard
Oceanside, California 92056
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03  AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR

Effective November 15, 2013, Board of Directors of Dynamic Nutra Enterprises Holdings Inc., a Nevada corporation (the “Company”) and the majority shareholders of the Company, approved an amendment to the articles of incorporation of the Company (the “Amendment”). The Amendment was filed with the Secretary of State of Nevada on November 26, 2013 increasing the authorized common stock of the Company to five hundred million (500,000,000) shares of common stock, par value $0.0001. The 10,000,000 shares of preferred stock as authorized, par value $0.0001, remains unchanged.

The Amendment will not affect the number of the Company’s issued and outstanding common shares.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1  Amendment to Articles of Incorporation filed with the Nevada Secretary of State November 26, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC NUTRA ENTERPRISES HOLDINGS INC.

DATE: December 9, 2013	/s/ Sarkis Tsaoussian
Sarkis Tsaoussian
President/Chief Executive Officer